Registration No. 333-_________

As filed with the Securities and Exchange Commission on December 21, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

FFBW, INC.

(Exact Name of Registrant as Specified in its Charter)

Federal	82-3027075
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1360 South Moorland Road

Brookfield, Wisconsin 53005

(Address of Principal Executive Offices)

FFBW, Inc. 2018 Equity Incentive Plan

(Full Title of the Plan)

Copies to:

Edward H. Schaefer	Kip Weissman, Esq.
President and Chief Executive Officer	Steven Lanter, Esq.
FFBW, Inc.	Luse Gorman, PC
1360 South Moorland	5335 Wisconsin Ave., N.W., Suite 780
Brookfield, Wisconsin 53005	Washington, DC 20015-2035
(262) 542-4448	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	453,617 (2)	$10.78 (4)	$4,889,992	$593
Stock Options	324,012 (3)			N/A (5)

_________________________

(1)

Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the FFBW, Inc. 2018 Equity Incentive Plan (the “Equity Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of FFBW, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the number of shares of common stock reserved for issuance under the Equity Plan for any grants of stock options and restricted stock.
(3)	Represents the number of stock options reserved for issuance under the Equity Plan for any future grants of stock options.
(4)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1) of the Securities Act.
(5)	Pursuant to 17 C.F.R. Section 230.457(h)(3) of the Securities Act, no registration fee is required to be paid.

____________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

PART I.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.	Plan Information; and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)     The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38239), filed with the Commission on March 29, 2018 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)     All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c)     The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on October 10, 2017 to register the Company's common stock under the Exchange Act (Commission File No. 001-38239).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

Article XII of the Bylaws of FFBW, Inc. provides that FFBW, Inc. shall indemnify its personnel, including directors, officers and employees, to the fullest extent authorized by applicable law and regulations, as the same exists or may hereafter be amended; provided, any indemnification by the Company of the Company’s personnel is subject to any applicable rules or regulations of the Federal Reserve Board.

In addition, Section 239.40 of Title 12 of the Code of Federal Regulations, as described below, applies to FFBW, Inc. Section 239.31 of Title 12 of the Code of Federal Regulations indicates that Section 239.40 apply to subsidiary holding companies, such as FFBW, Inc.

Generally, federal regulations require indemnity coverage for mutual holding companies and subsidiary holding companies for any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association, for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)

Reasonable costs and expenses, including reasonable attorney’s fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action, provided that indemnification shall be made to such person only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.

Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the mutual holding company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the mutual holding company or its members.

However, no indemnification shall be made unless the mutual holding company gives the Board at least 60 days’ notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the appropriate Reserve Bank, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Board advises the mutual holding company in writing, within such notice period, of its objection to the indemnification.

As used in the above paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	FFBW, Inc. 2018 Equity Incentive Plan	**

10.2	Form of Restricted Stock Award Agreement	Attached as Exhibit 10.2

10.3	Form of Incentive Stock Option Award Agreement	Attached as Exhibit 10.3

10.4	Form of Non-Qualified Stock Option Award Agreement	Attached as Exhibit 10.4

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

_________________________

*

Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1, as amended (File No. 333-218736), originally filed by the Company under the Securities Act with the Commission on June 14, 2017, and all amendments or reports filed to update such description.

**

Incorporated by reference to Appendix A to the definitive proxy statement for the Special Meeting of Stockholders of FFBW, Inc. (File No. 001-38239), filed by the Company under the Exchange Act on October 17, 2018.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.     That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

5.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

6.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on December 21, 2018.

FFBW, INC.

By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of FFBW, Inc. (the “Company”) hereby severally constitute and appoint Edward H. Schaefer, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Edward H. Schaefer may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued upon the exercise of stock options and the award of restricted stock under the FFBW, Inc. 2018 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Edward H. Schaefer shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Edward H. Schaefer	President, Chief Executive	December 21, 2018
Edward H. Schaefer	Officer and Director
(Principal Executive Officer)

/s/ Nikola B. Schaumberg	Chief Financial Officer	December 21, 2018
Nikola B. Schaumberg	(Principal Financial and
Accounting Officer)

/s/ James A. Tarantino	Chairman of the Board	December 21, 2018
James A. Tarantino

/s/ Kathryn Sawyer Gutenkunst	Director	December 21, 2018
Kathryn Sawyer Gutenkunst

Signatures	Title	Date

/s/ Stephen W. Johnson	Director	December 21, 2018
Stephen W. Johnson

/s/ Thomas C. Martin	Director	December 21, 2018
Thomas C. Martin

/s/ Thomas L. McKeever	Director	December 21, 2018
Thomas L. McKeever

/s/ Michael J. Pjevach	Director	December 21, 2018
Michael J. Pjevach

/s/ Daniel D. Resheter, Jr.	Director	December 21, 2018
Daniel D. Resheter, Jr.

/s/ Gary D. Riley	Director	December 21, 2018
Gary D. Riley